Exhibit 99.1

March 4, 2021

Dear Shareholder:

We are happy to report continued progress on building and growing Andover National. We have closed four more transactions since our last letter dated September 2020, consisting of one platform deal and three bolt-on transactions. Furthermore, we have a robust pipeline of acquisition candidates that we are working to close quickly, even as we continue identifying new targets. Presently, we have companies across the Southeast, including the major population zones of Texas, Virginia, South Florida, and Alabama.

In Fall 2020, we formally embarked on raising additional capital to execute our pipeline and invest in organic growth initiatives.  Andover continues to make good progress on this fundraising, with the biggest challenge being our desire for smaller checks to avoid concentrating our shareholder base and undue dilution of our existing shareholders at the current valuation. Andover takes very seriously our approach to governance and the trust our investors and business partners have put in us. We believe finding the right investors is critical to our long-term success and allows us to uphold the promises we have made to our business partners and their employees.

Excluding the ample cash at our operating companies, we now have significant equity capital available as we approach our fund-raising goal. We believe this capital will be deployed quickly at attractive yields, significantly increasing shareholder value.

Despite the unfortunate impact of the pandemic on society, this period has highlighted the strength of our companies, the quality of our partners and the durability of our chosen industries. While some of our companies experienced minor disruptions during the height of the pandemic directly from COVID-19, all of them saw demand for their services increase. The main disruptions we experienced were related to larger than expected stimulus checks distorting labor markets, creating incentives for people to stop gainfully working. We are pleased to note these issues eventually dissipated and all our businesses are currently running at or above their pre-pandemic capacity levels.

The pent-up demand for the services our companies provide is extraordinary, and we are seeing a large backlog of activity building for 2021. We expect to rapidly increase our capacity where appropriate to take advantage of the strong demand that has emerged across all our geographies and service lines.

While we were constrained from traveling for much of 2020, we did start to do so by September of last year and have consequently built a large backlog of acquisition opportunities.  Among them was Zodega, a Houston based landscaper which embraced our structure and was itself heading in the direction of consolidating smaller landscapers across Texas. We closed on Zodega in January 2021, in an all-stock deal, and subsequently closed three new bolt-on deals for the Zodega platform in and around Dallas and Houston within a few weeks. We continue to see attractive opportunities across Texas and are pursuing these.

As mentioned, our other platform businesses are all expanding. At Smith Tree, in addition to contemplating acquisitions, we have already opened a second yard in Chesapeake, Virginia which should initially increase the company’s total capacity by at least 30%, before further expansion there. Our partner at Superior Lawn and Pest Control in Alabama has several acquisitions in the works, as does Potter’s Lawn, our partner in Pompano Beach, Florida. We have also identified several more attractive acquisition targets in Atlanta, Austin, Auburn and throughout Florida (including Miami-Dade, Jacksonville, Tampa Bay and Sarasota).

Notably, we are excited to announce that William Greenblatt and Joshua Pechter have joined our board of directors. Both are highly experienced business leaders and have significant hands-on operational experience across many different industries which will be invaluable as we build Andover in the coming years. Furthermore, the Andover bench is expanding as we added two seasoned executives for deal-sourcing and financial operations, both of whom are having an immediate and positive impact.

We are excited about our prospects and welcome feedback and questions at any time. As a reminder, we are a public company that provides quarterly financial results in accordance with GAAP but are limited by SEC disclosure rules in the interim. We will be providing more granular information in our forthcoming 10-K annual report. Thank you for your continued support and interest.

Sincerely,

Peter Cohen

Executive Chairman and Chief Executive Officer